EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description
333-253288	The Sherwin-Williams Company 2005 Key Management Deferred Compensation Plan (Amended and Restated Effective as of January 1, 2016) Form S-8 Registration Statement
333-266623	The Sherwin-Williams Company Form S-3 Registration Statement
333-217457	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 19, 2017) Form S-8 Registration Statement
333-218406	The Valspar Corporation Amended and Restated 2015 Omnibus Equity Plan Form S-8 Registration Statement
333-219654	The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, (Amended and Restated Effective as of January 1, 2016) Form S-8 Registration Statement
333-166365	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as Amended and Restated as of February 17, 2015) Form S-8 Registration Statement
333-152443	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement
333-133419	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan and The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors Form S-8 Registration Statement
333-129582	The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, The Sherwin-Williams 2005 Key Management Deferred Compensation Plan and The Sherwin-Williams Company 2005 Director Deferred Fee Plan Form S-8 Registration Statement
333-105211	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement
333-66295	The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan Form S-8 Registration Statement

of our reports dated February 20, 2024, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company included in this Annual Report (Form 10-K) of The Sherwin-Williams Company for the year ended December 31, 2023.

/s/ Ernst & Young, LLP

Cleveland, Ohio
February 20, 2024